SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. [    ])

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☒	Definitive Information Statement.

VALIC COMPANY II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VALIC Company II

Mid Cap Growth Fund

2929 Allen Parkway

Houston, Texas 77019

September 5, 2017:

Dear Participant:

We are writing to inform you of a recent sub-adviser change to the Mid Cap Growth Fund (the “Fund”). The Fund is a series of VALIC Company II (“VC II”). At an in-person meeting held on April 24, 2017, the Board of Trustees of VC II (the “Board”) approved the appointment of Wellington Management Company LLP (“Wellington”) as the sub-adviser for the Fund, pursuant to a new investment sub-advisory agreement between The Variable Annuity Life Insurance Company (“VALIC”) and Wellington with respect to the Fund. In connection with the appointment of Wellington, the Board also approved the termination of the Fund’s prior sub-adviser, Wells Capital Management Incorporated (“WellsCap”).

Also in connection with the appointment of Wellington, the Board approved certain changes to the Fund’s principal investment strategies, risk and techniques. These changes became effective on June 6, 2017. The replacement of WellsCap by Wellington did not result in any change to the expenses payable by the Fund. For more information about the Fund’s investment strategies, risks and techniques, please refer to the May 26, 2017 supplement to the Fund’s prospectus.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Fund and Wellington and the factors considered by the Board with respect to the approval of the new investment sub-advisory agreement.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President
VALIC Company II

VALIC Company II

2929 Allen Parkway

Houston, Texas 77019

Mid Cap Growth Fund

(the “Fund”)

INFORMATION STATEMENT

REGARDING THE APPOINTMENT OF

SUB-ADVISER FOR THE FUND

You have received this Information Statement because on May 31, 2017, you owned interests in the Fund within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Trustees (the “Board” or the “Trustees”) of VALIC Company II (“VC II”) to appoint Wellington Management Company LLP (“Wellington”) as the sub-adviser to the Fund, replacing the Fund’s previous sub-adviser, Wells Capital Management Incorporated (“WellsCap”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND

YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Purpose of the Information Statement

At an in-person meeting held on April 24, 2017, the Board, including a majority of the Trustees who are not “interested persons” of VC II, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), approved an Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) between The Variable Annuity Life Insurance Company (“VALIC”) and Wellington with respect to the Fund. In connection with the appointment of Wellington, the Board authorized the termination of the Investment Sub-Advisory Agreement between VALIC and the Fund’s previous sub-adviser, WellsCap, upon the effective date of the Sub-Advisory Agreement. In connection with the appointment of Wellington as the Fund’s new sub-adviser, the Board also approved certain changes to the Fund’s investment strategies, risks and techniques.

VC II has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the Independent Trustees, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 90 days of hiring a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Information Statement is being posted on or about September 5, 2017, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on May 31, 2017 (the “Record Date”) at https://www.valic.com/prospectus-and-reports/information-statements.

The Adviser and the Fund

VALIC is an investment adviser registered with the SEC and is located at 2929 Allen Parkway, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC II, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at an in-person meeting held on August 7, 2017. VALIC is an indirect, wholly-owned subsidiary of American International Group, Inc.

Pursuant to the terms of the Advisory Agreement, VALIC acts as adviser for VC II, and each series thereof, and manages the daily business affairs of VC II. VALIC employs sub-advisers, such as Wellington, who make investment decisions for VC II. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC II or VALIC. In addition, VALIC monitors and reviews the activities of VC II’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC II and each series thereof.

There were no changes to the Advisory Agreement or to VALIC’s advisory fees in connection with the approval of the Sub-Advisory Agreement. For the fiscal year ended August 31, 2016, the Fund paid VALIC advisory fees based on its average monthly net assets pursuant to the Advisory Agreement as follows:

Fund	Advisory Fees	% Average Monthly Net Assets
Mid Cap Growth Fund	$1,037,186	0.75%

In connection with the appointment of Wellington, and as described in the May 26, 2017 supplement to the Fund’s prospectus (the “May Supplement”), the Fund’s principal investment strategies were revised to reflect that investments in convertible securities, preferred stock and special situations were no longer principal investment strategies of the Fund. The Fund’s principal risks were also revised to reflect that “Convertible Securities Risk,” “Preferred Stock Risk” and “Special Situations Risk” were no longer principal risks of the Fund. In addition, as indicated in the May Supplement, the Fund changed its benchmark from the Russell Midcap® Growth Index to the S&P MidCap 400® Index because the S&P MidCap 400® Index is more representative of the distinctive characteristics of the mid-cap market segment in which the Fund invests pursuant to its investment strategies.

The Sub-Advisory Agreement

Effective June 6, 2017, and pursuant to the Sub-Advisory Agreement, Wellington assumed responsibility for the day-to-day management of the Fund. Under the terms of the Sub-Advisory Agreement, and subject to the oversight and review of VALIC, Wellington (i) manages the investment and reinvestment of the Fund’s assets; (ii) determines in its discretion the securities and other investments to be purchased or sold; (iii) maintains a trading desk and places orders for the purchase and sale of portfolio investments (or arranges for another entity to provide a trading desk and to place orders) with broker dealers selected by Wellington, subject to its control, direction, and supervision, which may include affiliated brokers or dealers; (iv) keeps records adequately demonstrating compliance with its obligations under the Sub-Advisory Agreement; and (v) renders regular reports to the Trustees as VALIC and the Trustees may reasonably request. Wellington will discharge the foregoing responsibilities subject to the supervision and review of VALIC and the Board and in material conformity with applicable laws and regulations; VC II’s organizational documents, registration statement, prospectus and the investment objectives, policies and restrictions of the Fund; and any applicable procedures adopted by the Board.

The Sub-Advisory Agreement between VALIC and Wellington and the sub-advisory agreement between VALIC and WellsCap are substantially similar, except for: (i) the name of the sub-adviser; (ii) the effective date of the agreement; (iii) certain detail regarding an obligation to seek best execution of Fund transactions in the case of the WellsCap sub-advisory agreement; (iv) express terms relating to VALIC’s voting proxies in the case of the WellsCap sub-advisory agreement; and (v) terms relating to the requisite notice period in the event of termination.

The Sub-Advisory Agreement shall continue in effect for an initial two year term beginning June 6, 2017. Thereafter, the continuance of the Sub-Advisory Agreement must be approved annually in the manner required by the 1940 Act and the rules thereunder. The Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, on not more than 60 days’ nor less than 30 days’ written notice. The Sub-Advisory Agreement will not result in an increase in fees to shareholders of the Fund as VALIC, and not the Fund, is responsible for all fees payable pursuant to the Sub-Advisory Agreement. The Sub-Advisory Agreement is attached to this Information Statement as Exhibit A.

For the most recent fiscal year ended August 31, 2016, VALIC received advisory fees from the Fund in the amount of $1,037,186, or 0.75% of the Fund’s average daily net assets for the period. During the same period, VALIC paid sub-advisory fees to WellsCap in the amount of $599,821, or 0.44% of the Fund’s average daily net assets for the period, and it retained $437,365 of its advisory fee. If Wellington had sub-advised the Fund for the 2016 fiscal year, VALIC would have paid Wellington sub-advisory fees of $599,821 or 0.44% of average daily net assets and retained $437,365 of its advisory fee. The amount retained by VALIC would thus not have changed.

The sub-advisory fees paid to Wellington and advisory fees retained by VALIC are hypothetical and designed to help you understand the potential effects of the Sub-Advisory Agreement. The actual fees paid to Wellington and the actual advisory fees retained by VALIC may be different due to fluctuating asset levels and a variety of other factors.

Factors Considered by the Board of Trustees

At an in-person meeting held on April 24, 2017 (the “Meeting”), the Board, including the Independent Trustees, approved the Sub-Advisory Agreement between VALIC and Wellington with respect to the Fund. In connection with the approval of the Sub-Advisory Agreement with Wellington, the Board approved the termination of the existing Investment Sub-Advisory Agreement with WellsCap with respect to the Fund.

In connection with the approval of the Sub-Advisory Agreement, the Board, including the Independent Trustees, received materials relating to certain factors the Board considered in determining whether to approve the Sub-Advisory Agreement. Those factors included: (1) the nature, extent and quality of the services to be provided to the Fund by Wellington; (2) the sub-advisory fees proposed to be charged in connection with Wellington’s management of the Fund, compared to sub-advisory fee rates of a group of funds with similar investment objectives, as selected by an independent third-party provider of investment company data (“Subadvisory Expense Group/Universe”); (3) the investment performance of a composite of other accounts managed by Wellington using the same strategy that would be applied to the Fund, compared to the performance of comparable funds as selected by an independent third-party provider of investment company data (“Performance Group”), and against the Fund’s benchmark (“Benchmark”), and the performance of comparable funds managed by Wellington against the Benchmark; (4) the costs of services and the benefits potentially to be derived by Wellington; (5) whether the Fund will benefit from possible economies of scale from engaging Wellington; (6) information regarding Wellington’s brokerage and trading practices and compliance and regulatory history; and (7) the terms of the proposed Sub-Advisory Agreement.

In considering whether to approve the Sub-Advisory Agreement, the Board also took into account a presentation made at the Meeting by members of management as well as a presentation made by representatives from Wellington who responded to questions posed by the Board and management. The Independent Trustees were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by Wellington. The Board reviewed information provided by Wellington relating to its operations and personnel. The Board also took into account their knowledge of Wellington’s management, operations and the quality of their performance based on the Board’s experiences with Wellington, which also manages certain other Funds. The Board also noted that Wellington’s management of the Fund will be subject to the oversight of the VALIC and the Board, and must be made in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information.

The Board considered information provided to them regarding the services to be provided by Wellington. The Board noted that Wellington will (i) manage the investment and reinvestment of the Fund’s assets; (ii) determine in its discretion the securities and other investments to be purchased or sold; (iii) maintain a trading desk and place orders for the purchase and sale of portfolio securities (or arrange for another entity to provide a trading desk and to place orders) with brokers or dealers selected by Wellington, subject to its control, direction, and supervision, which may include affiliated brokers or dealers; (iv) keep records adequately demonstrating compliance with its obligations under the Wellington Agreement; and (v) render regular reports to the Board as VALIC and the Board may reasonably request. The Board reviewed Wellington’s history and investment experience as well as information regarding the qualifications, background and responsibilities of Wellington’s investment personnel who would provide services to the Fund. The Board also reviewed Wellington’s brokerage practices. The Board also noted that it received information on Wellington’s financial condition and compliance function of Wellington. Based on information received throughout the year, the Board also considered Wellington’s risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the sub-advisory services to be provided by Wellington were expected to be satisfactory and that there was a reasonable basis to conclude that Wellington would provide a high quality of investment services to the Fund.

Fees and Expenses; Investment Performance. The Board noted that there would be no change to the subadvisory fee rate payable by the Fund as a result of the change in subadviser. The Board considered information received in connection with the annual review and approval of prior subadvisory agreement with WellsCap, regarding the subadvisory fees paid with respect to the Fund for sub-advisory services compared against the sub-advisory fees of the funds in the Fund’s Subadvisory Expense Group/Universe. The Board also considered expense information of comparable funds or accounts managed by Wellington that have comparable investment objectives and strategies to the Fund. The Board noted that VALIC negotiated the sub-advisory fee with Wellington at arm’s length. The Board also considered that the sub-advisory fees will be paid by VALIC out of the advisory fees it receives from the Fund, that the sub-advisory fees are not paid by the Fund, and that sub-advisory fees may vary widely for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. Therefore, the

Board considered that the appointment of Wellington will not result in any change to the management fee paid by the Fund to VALIC.

The Board considered that the subadvisory fees paid to WellsCap, which were paid at the same rate as the proposed sub-advisory fee payable to Wellington, were above the median of its Subadvisory Expense Universe. The Board considered that certain of Wellington’s comparable funds and accounts paid to Wellington lower fee rates, but noted that Wellington managed such funds as part of a multi-fund relationship with approximately $100 billion under management. The Board also considered that the sub-advisory fee rate payable to Wellington contains breakpoints. The Board also took account of management’s discussion of the Fund’s proposed sub-advisory fees and concluded in light of all factors considered that such fees were reasonable.

The Board also received and reviewed information prepared by an independent third-party provider of mutual fund data regarding the Fund’s investment performance compared against the Performance Group as of the period ended December 31, 2016. The Board also considered the performance of other funds managed by Wellington and a composite of Wellington accounts, each managed using a similar investment strategy as that which Wellington will use to manage the Fund. The Board noted that such comparable funds and accounts outperformed the Performance Group and Benchmark for the year-to-date, one- and three- and five-year periods ended December 31, 2016.

Cost of Services and Indirect Benefits/Profitability. The Board considered the cost of services and profits expected to be realized in connection with the Sub-Advisory Agreement. The Board was previously apprised that VALIC generally reviews a number of factors in determining appropriate sub-advisory fee levels. Such factors may include a review of (1) style class peers primarily within the variable annuity and qualified plan universe; (2) key competitor analysis; (3) analysis of the strategies managed by the subadvisers; (4) product suitability; and (5) special considerations such as competitor sub-account characteristics, uniqueness of the product and prestige of the manager.

The Board considered that the fee arrangement with respect to the Fund would not change as a result of the replacement of WellsCap with Wellington. The Board noted that, therefore, retaining Wellington was not expected to have any impact on VALIC’s profitability. The Board also considered that the sub-advisory fee rate was negotiated with Wellington at arm’s length. In considering the anticipated profitability to Wellington in connection with its relationship to the Fund, the Trustees noted that the fees under the Wellington Agreement will be paid by VALIC out of the advisory fees that VALIC will receive from the Fund.

In light of all the factors considered, the Trustees determined that the anticipated profitability to VALIC was reasonable. The Board also concluded that the anticipated profitability of Wellington from its relationship with the Fund was not material to their deliberations with respect to consideration of approval of the Sub-Advisory Agreement.

Economies of Scale. For similar reasons as stated above with respect to Wellington’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in Wellington’s management of the Fund are not a material factor to the approval of the Wellington Agreement, although the Board noted that the Fund has breakpoints at the sub-advisory fee level.

Terms of the Wellington Agreement. The Board reviewed the terms of the Sub-Advisory Agreement including the duties and responsibilities to be undertaken. The Board noted that the terms of the Wellington Agreement will not differ materially from the terms of the prior sub-advisory agreement with WellsCap except for: (i) the name of the subadviser; (ii) the effective date of the agreement; (iii) certain detail regarding an obligation to seek best execution of Fund transactions in the case of the prior sub-advisory agreement with WellsCap; (iv) express terms relating to VALIC’s voting of proxies in the case of the prior sub-advisory agreement with WellsCap; and (v) terms relating to the requisite notice period in the event of termination. The Board concluded that the terms of the Sub-Advisory Agreement were reasonable.

Conclusions. In reaching its decision to approve the Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that Wellington possesses the capability and resources to perform the duties required of it under the Sub-Advisory Agreement.

Information about Wellington

Wellington is a Delaware limited liability partnership with principal offices at 280 Congress Street, Boston, Massachusetts 02210. Wellington is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington and its predecessor organizations have provided investment advisory services for over 80 years. Wellington is owned by the partners of Wellington Management Group LLP, a Massachusetts limited liability partnership. As of June 30, 2017, Wellington and its investment advisory affiliates had investment management authority with respect to approximately

$1,021 billion in assets. Wellington is not affiliated with VALIC. No Trustee of VC II has owned any securities, or has had any material interest in, or a material interest in a material transaction with, Wellington or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Trustees of the Fund are officers, employees, directors or shareholders of Wellington.

The following chart lists the principal executive officers of Wellington and their principal occupations. The business address of each officer and director is 280 Congress Street, Boston, Massachusetts 02210.

Name	Position with Wellington and Principal Occupation

Swords, Brendan J.	Chief Executive Officer and Executive Committee Member, Wellington Group Holdings LLP

Steinborn, Edward J.	Chief Financial Officer and Executive Committee Member, Wellington Group Holdings LLP

Morris, Nancy M.	Chief Compliance Officer and Executive Committee Member, Wellington Group Holdings LLP

Clarke, Cynthia M.	General Counsel and Executive Committee Member, Wellington Group Holdings LLP

Angeli, Steven C.	Equity Portfolio Manager and Executive Committee Member, Wellington Group Holdings LLP

Butler, John E.	Global Bond Strategist and Executive Committee Member, Wellington Group Holdings LLP

Havlicek, Desmond A.	Director, US Financial Intermediaries Group and Executive Committee Member, Wellington Group Holdings LLP

Hynes, Jean M.	Global Industry Analyst and Executive Committee Member, Wellington Group Holdings LLP

Kilbride, Donald J.	Equity Portfolio Manager and Executive Committee Member, Wellington Group Holdings LLP

Klar, Stephen	Director of Fixed Income and Executive Committee Member, Wellington Group Holdings LLP

Mattiko, Gregory A.	Equity Portfolio Manager and Executive Committee Member, Wellington Group Holdings LLP

Shannon, Mary (Molly) K.	Director, Americas Institutional Group and Executive Committee Member, Wellington Group Holdings LLP

Wellington provides investment advisory or sub-advisory services, as applicable, to the mutual funds and other accounts listed below, which have investment strategies or objectives similar to that of the Fund. While the investment strategies or objectives of the mutual funds and other accounts listed below may be similar to that of the Fund, the nature of services provided by Wellington may be different. As a sub-adviser, Wellington may perform a more limited set of services and assume fewer responsibilities for the Fund than it does for certain funds listed below.

As of June, 30, 2017
Comparable Fund	Sub-Advisory Fee (% of average daily net assets)	Assets Under Management (millions)

Fund A	0.25%	$9,141.8

Fund B	0.26%	$2,027.1

Other Service Agreements

VC II has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC II has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the fiscal year ended August 31, 2016, pursuant to the Administrative Services Agreement and MTA, the Fund paid $92,782 and $2,446 to SunAmerica and VRSCO, respectively.

SunAmerica, the Fund’s administrator, and AIG Capital Services, Inc. (“ACS”), the Fund’s principal underwriter, are located at Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311. VRSCO, the Fund’s transfer agent, is located at 2929 Allen Parkway, Houston, Texas 77019. SunAmerica, VRSCO and ACS are affiliates of VALIC. The approval of the Sub-Advisory Agreement did not affect the services provided to the Fund by SunAmerica, VRSCO or ACS.

Brokerage Commissions

The Fund did not pay brokerage commissions to affiliated broker-dealers for the fiscal year ended August 31, 2016.

ANNUAL REPORTS

Copies of the most recent annual and semi-annual reports to shareholders may be obtained without charge if you:

•	write to:

 Kathleen D. Fuentes, Secretary

 VALIC Company II

 Harborside 5

 185 Hudson Street

 Suite 3300

 Jersey City, New Jersey 07311

•	call (800) 448-2542

•	visit VALIC’s website at www.valic.com

SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Kathleen D. Fuentes, Vice President and Secretary of VALIC Company II, Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311.

OWNERSHIP OF SHARES

As of the Record Date, there were approximately 13,176,563 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Trustees and officers of VC II and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

EXHIBIT A

AMENDMENT NO. 5

TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 5 to the INVESTMENT SUB-ADVISORY AGREEMENT (“Amendment”) is dated as of June 6, 2017, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas life insurer (the “Adviser”), and WELLINGTON MANAGEMENT COMPANY LLP, a Delaware limited liability partnership (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and VALIC Company II, a Delaware statutory trust (the “Trust”), have entered into an Investment Advisory Agreement dated as of January 1, 2002 (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company; and

WHEREAS, the Adviser and the Subadviser are parties to an Investment Sub-Advisory Agreement dated January 1, 2002, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Subadviser furnishes investment advisory services to the investment series of the Trust, as listed on Schedule A to the Subadvisory Agreement; and

WHEREAS, the Adviser and the Subadviser wish to amend and restate Schedule A to the Subadvisory Agreement as attached hereto.

NOW, THEREFORE, the parties hereby agree as follows:

1. Schedule A to the Subadvisory Agreement is hereby amended and restated as attached hereto.

2. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ Thomas M. Ward
Name: Thomas M. Ward
Title: Vice President

WELLINGTON MANAGEMENT COMPANY LLP

By:	/s/ Margaret W. Adams
Name: Margaret W. Adams
Title: Senior Managing Director

SCHEDULE A

Effective June 6, 2017

SUB-ADVISER shall manage all or a portion of the assets of the following Covered Fund(s) and shall be compensated on that portion as follows:

Covered Fund	Fee

Mid Cap Value Fund	0.500% on the first $100 million 0.475% on the next $150 million 0.450% on the next $250 million 0.425% on the next $250 million 0.40% thereafter

High Yield Bond Fund	0.40% on the first $100 million 0.35% on the next $150 million 0.30% thereafter

Mid Cap Growth Fund	0.45% on first $100 million 0.40% on the next $100 million 0.35% thereafter

VALIC COMPANY II

2929 Allen Parkway

Houston, Texas 77019

Mid Cap Growth Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

https://www.valic.com/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding a change to the Fund’s sub-advisory arrangements is now available at the website referenced above. The Fund is a series of VALIC Company II (“VC II”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the changes.

As discussed in the Information Statement, at an in-person meeting held on April 24, 2017, the Board of Trustees (the “Board”) of VC II, including a majority of the trustees who are not “interested persons” of VC II, as defined in the Investment Company Act of 1940, as amended (the “Independent Trustees”), approved an Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) between The Variable Annuity Life Insurance Company (“VALIC”) and Wellington Management Company LLP (“Wellington”) with respect to the Fund. In connection with the appointment of Wellington, the Board authorized the termination of the Investment Sub-Advisory Agreement between VALIC and the Fund’s previous sub-adviser, Wells Capital Management Incorporated, upon the effective date of the Sub-Advisory Agreement.

VC II has received an exemptive order from the U.S. Securities and Exchange Commission which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Trustees, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and the sub-advisory agreement within 90 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about September 5, 2017, to all participants in a contract who were invested in the Fund as of the close of business on May 31, 2017. A copy of the Information Statement will remain on our website until at least September 5, 2018, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC II at P.O. Box 15648, Amarillo, TX 79105-5648 or by calling 1-800-448-2542. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Fund at forms.request@valic.com. You can request a complete copy of the Information Statement until September 5, 2018. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.